Exhibit 99.1

NEWS RELEASE

8500 Station Street

Suite 100

Mentor, Ohio 44060

For Immediate Release

Richard M. Osborne Retires as Chairman and CEO

MENTOR, OH, May 1, 2014 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a holding company operating local distribution companies serving approximately 73,000 natural gas customers in seven states, announced that Richard M. Osborne, the Company’s Chief Executive Officer and Chairman of the Board, is stepping down as CEO and Chairman effective today. Mr. Osborne will continue to serve as a member of the Board of Directors. Vice-Chairman W. E. “Gene” Argo was appointed Chairman upon Mr. Osborne’s retirement. “I am extraordinarily proud of the accomplishments of the company, our employees and all we have achieved over the years. It has been an honor to serve as Gas Natural’s Chairman and CEO,” commented Mr. Osborne. “Nevertheless, I have made what has been a very difficult decision for me and decided that it is best for Gas Natural if I turned over leadership of the company. I look forward to continuing to serve on the board and see our company continue to grow.” Mr. Argo noted, “Rick has been an extremely dynamic CEO whose leadership has been instrumental in growing the company. We thank him for his work on behalf of the company.”

The Company did not name a new CEO. Gregory J. Osborne will lead the Company and continue to serve as President and Chief Operating Officer. The Company and Richard Osborne are currently in discussions concerning a severance arrangement. The Company will announce the terms of any agreement if and when reached.

About Gas Natural Inc. Gas Natural Inc., a holding company, distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 36 billion cubic feet of natural gas to approximately 73,000 customers through regulated utilities operating in Montana, Wyoming, Ohio, Pennsylvania, Maine, North Carolina and Kentucky. The Company’s other operations include interstate pipeline, natural gas production, and natural gas marketing. The Company’s Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in the Maine and North Carolina markets, while looking for acquisitions that are either adjacent to its existing utilities or in under saturated markets.

The Company’s toll-free number is 800-570-5688. Gas Natural Inc. regularly posts information on its website at www.egas.net.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s ability to successfully integrate the operations of the companies it has recently acquired and consummate additional acquisitions, the Company’s continued ability to make dividend payments, the Company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, the Company’s ability to satisfy its debt obligations, including compliance with financial covenants, weather conditions, litigation risks, and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information, contact:

Gas Natural Inc.

James E. Sprague, Chief Financial Officer

Phone: (440) 974-3770

Email: JSprague@EGAS.net

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